UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): March 31, 2006

Northwest Biotherapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-33393 (Commission File No.)	94-3306718 (I.R.S. Employer Identification No.)
18701 120th Avenue NE, Suite 101
Bothell, WA 98011
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (425) 608-3000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 3.02 Unregistered Sales of Equity Securities
Item 8.01 Other Events
Item 9.01 Financial Statement and Exhibits
SIGNATURE
EXHIBIT INDEX
EXHIBIT 10.1
EXHIBIT 10.2
EXHIBIT 99.1

Item 1.01 Entry into a Material Definitive Agreement.
     On March 30, 2006, Northwest Biotherapeutics, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with a group of accredited investors pursuant to which the Company agreed to sell an aggregate of 39,467,891 shares of its common stock (the “Shares”), at a price of $0.14 per share, and to issue, for no additional consideration, warrants to purchase up to an aggregate of approximately 19,733,945 shares of Company common stock (the “Warrants”). The transaction is expected to close on Friday, March 31, 2006 and the Company received gross proceeds of $5,525,504, before offering expenses.
     The Shares and Warrants are being issued in a private placement pursuant to Rule 506 of the Securities Act of 1933, as amended (the “Securities Act”), and thus have not been and are not being registered under the Securities Act. The securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.
     The Warrants expire five years after issuance, and are initially exercisable at a price of $0.14 per share. The exercise price of the Warrants and the number of shares issuable upon exercise thereof (the “Warrant Shares”) are subject to adjustment if, under certain circumstances, within twelve months of March 31, 2006, the Company issues any shares of common stock or other securities that are convertible into shares of common stock at a price less than $0.14 per share, in which circumstances the exercise price of the Warrant will be reduced to the price at which such shares are issued or deemed issued and the holders of the Warrants may elect to have the number of their Warrant Shares proportionally increased to maintain the same aggregate exercise price.
     Under the Purchase Agreement, the Company has agreed to register for resale under the Securities Act both the Shares and the Warrant Shares. Under the terms of the Purchase Agreement, the Company is required to file a registration statement with the SEC within 45 days of March 31, 2006. The Company also agreed to other customary obligations regarding registration, including matters relating to indemnification, maintenance of the registration statement, payment of expenses, and compliance with state “blue sky” laws. The Company may be liable for liquidated damages to holders of the Shares and Warrant Shares (a) if the registration statement is not filed on or prior to May 15, 2006; (b) if the registration statement is not declared effective by the SEC on or prior to July 29, 2006; or (c) if the registration statement (after being declared effective) ceases to be effective in a manner, and for a period of time, that violates the Company’s obligations under the Purchase Agreement. The amount of the liquidated damages is, in aggregate, one percent (1%) per month, subject to an aggregate cap of ten percent (10%).
     The above description, which summarizes the material terms of the Purchase Agreement and the Warrants, is not complete. The full text of the form of Purchase Agreement is attached hereto as Exhibit 10.1 and the form of Warrant is attached hereto as Exhibit 10.2, both of which are incorporated herein by reference.
     Statements made in this Current Report on Form 8-K that are not historical facts are forward-looking statements including, without limitation, the statements regarding completion of the private placement described herein and the anticipated gross proceeds of the private placement. These forward-looking statements are subject to risks and uncertainties that could cause actual events to differ materially from those stated including, among others, risks related to the satisfaction or waiver of the conditions to closing the private placement and the risk that the private placement may not be consummated, as well as those risks and uncertainties disclosed from time to time in reports filed by the Company with the U.S. Securities and Exchange Commission. Additional information on factors which could affect the Company’s results is included in its Securities and Exchange Commission filings. Finally, there may be other factors not mentioned above or included in the Company’s SEC filings that may cause actual results to differ materially those projected in any forward-looking statement. You should not place undue reliance on any forward-looking statements. The Company assumes no obligation to update any forward-looking statements as a result of new information, future events or developments, except as required by securities laws.

Item 3.02 Unregistered Sales of Equity Securities.
     The information set forth in Item 1.01 is hereby incorporated into Item 3.02 by reference.
Item 8.01 Other Events.
     On March 31, 2006, the Company issued a press release entitled “Northwest Biotherapeutics Announces $6 Million Private Placement of Common Stock and Warrants.” This press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01 Financial Statement and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1	Form of Securities Purchase Agreement entered into by and among Northwest Biotherapeutics, Inc. and certain accredited investors, dated March 30, 2006.

10.2	Form of Warrant issued by Northwest Biotherapeutics, Inc. pursuant to the Securities Purchase Agreement entered into by and among Northwest Biotherapeutics, Inc. and certain accredited investors, dated March 30, 2006.

99.1	Press Release issued by Northwest Biotherapeutics, Inc. dated March 31, 2006.
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHWEST BIOTHERAPEUTICS, INC.

	By:	/s/ Alton Boynton

Date: March 31, 2006

Alton Boynton

President

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Securities Purchase Agreement entered into by and among Northwest Biotherapeutics, Inc. and certain accredited investors, dated March 30, 2006.

10.2	Form of Warrant issued by Northwest Biotherapeutics, Inc. pursuant to the Securities Purchase Agreement entered into by and among Northwest Biotherapeutics, Inc. and certain accredited investors, dated March 30, 2006.

99.1	Press Release issued by Northwest Biotherapeutics, Inc. dated March 31, 2006.